UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2005
Date of Report (Date of earliest event reported)

TRITON RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

7363 – 146A Street
Surrey, British Columbia, Canada	V3S 8Y8
(Address of principal executive offices)	(Zip Code)

(604) 599-8799
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On September 16, 2005, the board of directors of the Company approved a thirteen-for-one split of the Company’s issued and outstanding common stock. The split is expected to be effective on September 30, 2005, subject to NASD approval. As a result of the stock split, the Company’s authorized capital will be increased from 75,000,000 shares of common stock with a par value of $0.001 per share, of which 5,400,000 shares are issued and outstanding as at September 16, 2005, to 975,000,000 shares of common stock with a par value of $0.001 per share, of which 70,200,000 will be issued and outstanding on September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON RESOURCES, INC.

Date: September 16, 2005
	By:	/s/ Perry Augustson

PERRY AUGUSTSON
President, Chief Executive Officer,
and Director